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                                OPTION AGREEMENT

                              Dated August 3, 1999

      The parties to this agreement are Network Event Theater, Inc., a Delaware corporation ("NET"), New CW, Inc., a Delaware corporation and a wholly-owned subsidiary of NET ("New CW"), CollegeWeb.com, Inc., a Delaware corporation ("CW"), and the stockholders of CW named at the end of this agreement (collectively, the "Stockholders").

      The parties agree as follows:

      I. Option. NET shall have the option, but shall not be required, to acquire CW pursuant to the agreement and plan of merger among the parties to this agreement, a copy of which is attached to this agreement as exhibit A (the "Merger Agreement"), by giving written notice to CW and the Stockholders at any time before the close of business on September 15, 1999, or, if earlier, the close of business on the tenth day following receipt by NET of the audited financial statements referred to in section 4.7 of the Merger Agreement, with a report thereon by Ernst & Young LLP, that it wishes to exercise this option. If NET so exercises this option, CW and the Stockholders shall take all action necessary to cause the merger contemplated by the Merger Agreement to be consummated as promptly as practicable thereafter. The option provided for in this section 1 shall be irrevocable and shall be considered an irrevocable offer pursuant to Section 5-1109 of the New York General Obligations Law.

      2. Advances. Simultaneously with the execution and delivery of this agreement and the Merger Agreement, Common Places, LLC ("CP"), an affiliate of NET, is loaning CW $100,000, and CW is executing and delivering to CP a promissory note in respect of that loan in the form of exhibit B (the "First Note"). In addition, NET hereby confirms that CP has agreed to loan CW an additional $100,000 on each of two occasions upon notice given by CW to NET, and, as a condition to making each such loan to CW, CW shall execute and deliver to CP a promissory note in respect of each such loan in the form of the First Note (but dated the date of the respective loan). Simultaneously with the execution and delivery of the First Note, J. Alexander Chriss is executing and delivering to CP a guaranty of CW's obligations under the First Note and any subsequent note referred to above in the form of exhibit C, which is secured by a pledge of all Mr. Chriss' stock in CW.

      3. Representations. CW and each Stockholder severally represent and warrant to NET, as to himself, herself or itself only, the following:

            (a) This agreement has been duly and validly executed and delivered by CW and each Stockholder, and constitutes a valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law).

            (b) Each Stockholder is an accredited investor within the meaning of Regulation D under the Securities Act of 1933 (the "Act") and, by virtue of his or her experience in evaluating

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and investing in private placement transactions of securities in companies similar to NET, he or she is capable of evaluating the merits and risks of an investment in NET and has the capacity to protect his or her own interests. Each Stockholder has had access to NET's senior management and has had the opportunity to conduct such due diligence review as he or she has deemed appropriate.

            (c) Each Stockholder will be acquiring the NET Common Stock (as defined in the Merger Agreement) for investment for his or her own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. Each Stockholder understands that the NET Common Stock will not be registered under the Act or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Stockholder's representations in this section 3(c).

            (d) Each Stockholder acknowledges and understands that he or she must bear the economic risk of this investment for an indefinite period of time because the NET Common Stock must be held indefinitely, unless subsequently registered under the Act and applicable state and other securities laws or unless an exemption from such registration is available. Each Stockholder understands that any transfer agent of NET will be issued stop-transfer instructions with respect to the NET Common Stock issued pursuant to the Merger Agreement, unless any transfer thereof is subsequently registered under the Act and applicable state and other securities laws or unless an exemption from such registration is available.

      4. Agreements

                  (a) During the term of this option agreement, each Stockholder agrees that he, she or it shall not, directly or indirectly, engage in any discussions with any other person or entity (other than NET and its affiliates) relating to the transactions contemplated by this agreement or relating to any other acquisition, merger, financing or similar transaction involving CW or its business. If a third party seeks to engage in any such discussion with CW or any Stockholder, CW or such Stockholder, as the case may be, shall immediately so advise NET.

                  (b) Each Stockholder severally agrees that he, she or it shall vote all the shares of NET Common Stock issued to him, her or it under the Merger Agreement in favor of the Mergers (as defined in the Merger Agreement) at the stockholders meeting referred to in section 4.8 of the Merger Agreement and against any other transaction or proposal that might conflict with the consummation of such Mergers.

      5. Miscellaneous

            5.1 Enforcement of Agreement. The parties agree that irreparable damage would occur in the event any of the provisions of this agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the parties agree that they shall be entitled to an injunction to prevent breaches of this agreement and to enforce specifically the terms and provisions of this agreement in any federal or state court located in the Borough of Manhattan in the City of New York (as to which the parties agree to submit to jurisdiction for the purposes of
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such action), this being in addition to any other remedy to which they are entitled at law or in equity.

            5.2 Expenses. Each of the parties shall bear its own expenses in connection with the transactions contemplated by this agreement, and no party shall have any liability to the others with respect to those expenses.

            5.3 Validity. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect.

            5.4 Waiver. Any term or provision of this agreement may be waived in writing at any time by the party that is entitled to the benefits of that term or provision.

            5.5 Notices. All notices, requests, claims, demands and other communications under this agreement shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile transmission with confirmation of receipt, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

            if to NET or New CW, to it at:

            Network Event Theater, Inc.
            529 Fifth Avenue, 7th Floor
            New York, New York 10017
            Attention: Bruce L. Resnik, Executive Vice President and Chief
                       Financial Officer
            Fax No.: (212) 622-7370

            if to CW or a Stockholder,  to it or him at:

            CollegeWeb, Inc.
            800 West Cummings Park
            Suite 3100
            Woburn, Massachusetts  01801
            Attention: J. Alexander Chriss, President and Chief Executive
                       Officer
            Fax No.: 781-935-9292

or to such other address as the person or entity to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt of notice of the change).

            5.6 Governing Law. This agreement shall be governed by and construed in accordance with the law of the state of New York, regardless of the law that might otherwise govern under principles of conflicts of laws applicable to this agreement.

            5.7 Headings. The headings in this agreement are for convenience of reference

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only and are not intended to be part of or to affect the meaning or interpretation of this agreement.

            5.8 Parties in Interest. This agreement shall be binding upon and inure solely to the benefit of each party to this agreement, and nothing in this agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature under or by reason of this agreement.

            5.9 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

            5.10 Entire Agreement. This agreement and the exhibits to this agreement constitute the entire agreement among the parties with respect to their subject matter and supersede all prior agreements and understandings, both written and oral, among the parties with respect to that subject matter.

                                    NETWORK EVENT THEATER, INC.

                                    By:___________________________________


                                    NEW CW, INC.

                                    By:___________________________________


                                    COLLEGEWEB.COM, INC.

                                    By:___________________________________

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                                    STOCKHOLDERS:


                                    ______________________________________
                                    J. Alexander Chriss, Individually


                                    ______________________________________
                                    Todd M. Ragaza, Individually


                                    ______________________________________
                                    Joan Bergstrom, Individually


                                    ______________________________________
                                    Gary Bergstrom, Individually


                                    ______________________________________
                                    Jeffrey Valenty, Individually


                                    MERCURY TRUST (CRAIG BERGSTROM)

                                    By:___________________________________